Exhibit-3.21
LIBRO IENA/TSR/IENA.-
INSTRUMENTO
MÉXICO, DISTRITO FEDERAL, a
de dos mil cinco.
ÁNGEL GILBERTO ADAME LÓPEZ, titular de la notaría número doscientos treinta y tres del Distrito Federal, en cuyo protocolo actúa como asociado el licenciado CELSO DE JESÚS POLA CASTILLO, titular de la notaría número doscientos cuarenta y cuatro, hago constar EL CONTRATO DE SOCIEDAD por el que se constituye “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, en el que intervienen “ARGOS GENERAL IP (SINGAPORE) PTE. LTD.”, y el señor ADAM HERBERT CLAMMER, ambos representados por el señor Rafael Gómez Vicencio y para tal efecto me exhiben el permiso otorgado por la Secretaría de Relaciones Exteriores número tres millones setecientos dos mil novecientos cincuenta y siete, de fecha dos de septiembre de dos mil cinco, folio número “A” cero cero dos uno “LJ” cuatro, expediente número dos cero cero cinco tres siete cero cero dos seis seis cero, que agrego al apéndice de esta escritura con la letra “A”.
Los comparecientes convienen en que la sociedad se regida por los siguientes:
ESTATUTOS SOCIALES
-ARGOS OPERATING MÉXICO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE
CAPITULO I
ORGANIZACIÓN
PRIMERA. La sociedad es una sociedad de responsabilidad limitada de capital variable, que se regirá por estos estatutos y, en lo no previsto en ellos, por la Ley General de Sociedades Mercantiles.

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CAPITULO II
DENOMINACIÓN, DOMICILIO, DURACIÓN Y OBJETO
SEGUNDA. La sociedad se denomina ARGOS OPERATING MÉXICO, denominación que siempre irá seguida de las palabras “SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE” o de su abreviación “S. de R.L. de C.V.”.
TERCERA. El domicilio de la sociedad es MÉXICO, DISTRITO FEDERAL, sin embargo, los socios, o el consejo de gerentes o el gerente único, según sea el caso, podrán establecer agencias o sucursales de la sociedad en cualquier parte de la República Mexicana y del extranjero, sin que por ello se entienda cambiado su domicilio.
CUARTA. La duración de la sociedad será de NOVENTA Y NUEVE AÑOS.
QUINTA. La sociedad tendrá por objeto:
1. La manufactura, importación, exportación, compra, venta, distribución, mercadeo y de manera general la comercialización de toda clase de productos, incluyendo productos de semiconductores;
2. Actuar como agente, representante, distribuidor, comisionista o mediador de toda clase de personas, ya sean físicas o morales;
3. Adquirir acciones, intereses, derechos, participaciones o partes sociales en otras entidades mercantiles o civiles, entidades sin fines de lucro, fideicomisos o coinversiones, ya sea formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, y enajenar o traspasar tales acciones, intereses, derechos, participaciones o partes sociales, así como promover y administrar todo tipo de sociedades, entidades, fideicomisos o conversiones;

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4. Obtener, adquirir, utilizar o disponer de toda clase de patentes, certificados de invención, marcas, nombres comerciales, derechos de autor o derechos sobre ellos, ya sea en México o en el extranjero;
5. Obtener toda clase de préstamos o créditos con o sin garantía específica y otorgar préstamos a sociedades mercantiles o civiles con las que la sociedad tenga relaciones de negocios;
6. Otorgar toda clase de garantías y avales de obligaciones o títulos de crédito a cargo de sociedades en las que la sociedad tenga interés o participación, así como de obligaciones o títulos de crédito a cargo de otras entidades o personas con las que la sociedad tenga relaciones de negocios, incluyendo sociedades matrices, filiales y subsidiarias;
7. Emitir y girar toda clase de títulos de crédito, aceptarlos y endosarlos, incluyendo obligaciones con o sin garantía hipotecaria o real;
8. Adquirir en propiedad o en arrendamiento toda clase de bienes muebles o inmuebles, así como derechos reales sobre ellos, que sean necesarios o convenientes para su objeto social o para las operaciones de las sociedades mercantiles o civiles en las que la sociedad tenga interés o participación;
9. Celebrar y/o llevar a cabo, en la República Mexicana o en el extranjero, por cuenta propia o ajena, toda clase de actos principales o accesorios, civiles y comerciales o de cualquier otra índole, inclusive de dominio, contratos o convenios civiles, mercantiles, principales o de garantía, o de cualquier otra índole que estén permitidos por la ley, pudiendo además, bien sea como fiador, aval o con cualquier otro carácter, inclusive el

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de deudor solidario o mancomunado, garantizar obligaciones y adeudos de terceros, y
10. En general, realizar y celebrar todos los actos y contratos y operaciones conexas, accesorios o accidentales, que sean necesarios o convenientes para la realización de los objetos anteriores.
CAPITULO III
CAPITAL Y PARTES SOCIALES
SEXTA. El capital social es variable, con un mínimo de $3,000.00 (Tres Mil Pesos 00/100 M.N.). El capital variable de la sociedad será ilimitado.
El capital social estará representado por partes sociales indivisibles, cuyo número será igual al número de socios que tenga la sociedad. El valor de cada una de las partes sociales será equivalente al valor de la participación del socio correspondiente, pero en todo caso deberán representar por lo menos $1.00 (Un Peso 00/100), o un múltiplo de dicha cantidad.
No obstante lo anterior y sujeto a las restricciones señaladas en la Ley General de Sociedades Mercantiles y estos estatutos, las partes sociales podrán dividirse y cederse parcialmente en caso de transmisión o prenda.
Las partes sociales otorgarán a los socios los mismos derechos y obligaciones en proporción a su valor y cada socio tendrá derecho a emitir un voto en las asambleas de socios por cada $1.00 (Un Peso 00/100 M.N.) que represente su parte social, con excepción de las partes sociales con derechos especiales y/o limitados que se emitan por resolución de la asamblea de socios.
SÉPTIMA. Los aumentos y reducciones del capital social quedan sujetos a las siguientes disposiciones:

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a) Los aumentos y reducciones de la parte fija o variable del capital social de la sociedad deberán efectuarse mediante resolución de los socios.
b) Solamente las partes sociales íntegramente pagadas podrán ser amortizadas o retiradas.
c) Salvo un acuerdo en contrario entre los socios, la amortización y retiro de cualquier parte social deberá efectuarse mediante resolución de los socios y se hará entre los socios en proporción al valor de la parte social de la que cada uno de ellos sea titular.
OCTAVA. En caso de que los socios lo acuerden, deberán hacer aportaciones suplementarias en proporción a sus primitivas aportaciones conforme a lo dispuesto por el artículo setenta de la Ley General de Sociedades Mercantiles, pues los socios fundadores expresamente reconocen la necesidad de realizar dichas aportaciones para cumplir con el objeto social.
NOVENA. En términos del artículo setenta y dos de la Ley General de Sociedades Mercantiles, los socios tendrán derecho de preferencia para suscribir los aumentos del capital social de la sociedad aprobados por la asamblea de socios, a menos que la asamblea de socios determine lo contrario.
La asamblea de socios que resuelva aumentar el capital social de la sociedad también determinará la forma en que se llevará a cabo la suscripción y pago del aumento de capital correspondiente y, en su caso, la manera en que deberán ejercerse los derechos de preferencia de los socios para suscribir el aumento.

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CAPITULO IV
REGISTRO DE SOCIOS Y TRANSMISIÓN DE PARTES SOCIALES
DÉCIMA. La sociedad llevará un registro de socios en que se harán constar el nombre, domicilio y nacionalidad de cada uno de los socios, en donde se indique el monto de sus aportaciones y cada una de las transmisiones de las partes sociales. Este registro será llevado por el secretario de la sociedad, a menos que los socios designen una persona diferente para llevar dicho libro.
Toda transmisión de partes sociales será efectiva respecto de la sociedad a partir de la fecha en que dicha transmisión haya sido inscrita en el registro de socios. La transmisión de partes sociales se regirá por lo establecido en la Cláusula Decimo primera de estos estatutos.
Para la admisión de nuevos socios será necesaria la aprobación de los socios que representen la mayoría del capital social de la sociedad.
DECIMO PRIMERA. Las partes sociales que representen el capital de la sociedad, sólo podrán transferirse válidamente previa autorización de los socios, la cual deberá otorgarse por escrito. Para que la asamblea de socios otorgue la autorización antes mencionada, bastará el consentimiento de los socios que representen el 51% (cincuenta y uno por ciento) del capital social de la sociedad. Cualquier transacción que llegare a realizarse sin cumplir con este requisito será nula y no se inscribirá en el libro de registro de socios de la sociedad.
CAPITULO V
SOCIOS EXTRANJEROS
DECIMO SEGUNDA. En los términos del artículo quince de la Ley de Inversión Extranjera y del artículo catorce del

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Reglamento de la Ley de Inversión Extranjera y del Registro Nacional de Inversiones Extranjeras y para cumplir con la condición a que se refiere el permiso otorgado por la Secretaría de Relaciones Exteriores, los socios se obligan formalmente a que todo extranjero que, en el acto de la constitución o en cualquier tiempo ulterior, adquiera un interés o participación social en la sociedad, se considerará por ese simple hecho como mexicano respecto de uno y otra, así como respecto de los bienes, derechos, concesiones, participaciones o intereses de los que llegue a ser titular esta sociedad, o bien de los derechos y obligaciones que deriven de los contratos en que sea parte y, por lo tanto, a no invocar la protección de su gobierno bajo la pena, en caso de faltar a su convenio, de perder dicho interés o participación en beneficio de la Nación Mexicana.
CAPITULO VI
ASAMBLEA DE SOCIOS
DECIMO TERCERA. La asamblea de socios es el órgano supremo de la sociedad y sus resoluciones serán obligatorias para todos los socios, aún para los ausentes o disidentes.
DECIMO CUARTA. Los asuntos que a continuación se mencionan serán facultad exclusiva de la asamblea de socios:
a) Discutir, aprobar o modificar los estados financieros anuales de la sociedad, y tomar las medidas que juzgue oportunas, en relación con los mismos;
b) Resolver sobre el reparto de utilidades;
c) Designar al vigilante de la sociedad, y a los miembros del consejo de gerentes o al gerente general, según sea el caso, y revocar sus nombramientos;

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d) Resolver sobre la división y amortización de las partes sociales;
e) Exigir, en su caso, las aportaciones suplementarias y las prestaciones necesarias;
f) Interponer acciones legales en contra de los socios o los órganos sociales, para exigirles el pago de daños y perjuicios;
g) Modificar el contrato social;
h) Aprobar la cesión de partes sociales y la admisión de nuevos socios;
i) Adoptar resoluciones con respecto a aumentos o reducciones del capital social;
j) Decidir sobre la disolución de la sociedad, y
k) Cualquier otro asunto que, de conformidad con la Ley General de Sociedades Mercantiles o a estos estatutos, esté reservado para la asamblea de socios.
DECIMO QUINTA. Las asambleas de socios y, en general, la adopción de resoluciones por parte de los socios, deberán sujetarse a las siguientes disposiciones:
a) Salvo disposición en contrario establecida en estos estatutos, las asambleas de socios podrán celebrarse a petición de: (i) el vigilante, (ii) cualquier socio o socios que sean propietarios de partes sociales cuyo valor represente por lo menos el treinta y tres por ciento del capital suscrito y pagado de la sociedad, o (iii) cualquier miembro del consejo de gerentes o el gerente único, según sea el caso.
b) Las asambleas de socios deberán celebrarse cuando menos una vez al año, dentro de los cuatro meses siguientes al cierre de cada ejercicio social.
c) Todas las asambleas de socios se celebrarán en el domicilio de la sociedad, salvo caso fortuito o de fuerza mayor.

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d) Las convocatorias contendrán, por lo menos, la fecha, hora y lugar de la asamblea, así como el orden del día para la misma y deberán estar firmadas por el secretario o por el vigilante, o en su ausencia, por el juez competente, de conformidad con las disposiciones de la Ley General de Sociedades Mercantiles.
e) Excepto en los casos aquí establecidos, las asambleas de socios serán convocadas mediante aviso por escrito, el cual deberá ser enviado a cada persona que la sociedad reconozca como socio en la fecha en que se emita la convocatoria, con por lo menos 10 (diez) días de anticipación a la fecha de cualquier asamblea, por servicio de mensajería de entrega inmediata con acuse de recibo, enviado a la última dirección que dicho socio haya registrado por escrito con el secretario de la sociedad. Lo anterior en el entendido, sin embargo, de que los socios que residan en el extranjero podrán registrar una segunda dirección dentro de los Estados Unidos Mexicanos, a donde será enviada una copia adicional de la convocatoria.
f) Cualquier asamblea de socios podrá celebrarse sin necesidad de previa convocatoria, y toda asamblea que se suspenda por cualquier razón, podrá reunirse sin previa convocatoria, si los socios que representan la totalidad de las partes sociales con derecho a voto se encuentran presentes o representados en el momento de la votación.
g) Todo socio podrá ser representado en cualquier asamblea de socios por cualquier persona que designe por escrito como su apoderado, con excepción de los miembros del consejo de gerentes o el gerente único, o vigilantes.
h) Salvo en el caso de orden judicial en contrario, para que concurran a cualquier asamblea de socios, la sociedad únicamente reconocerá como socios a aquellas personas

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físicas o morales cuyos nombres se encuentren inscritos en el libro de registro de socios, y dicha inscripción en el expresado libro será suficiente para permitir la entrada de dicha persona a la asamblea.
i) Las asambleas de socios serán presididas por el presidente del consejo de gerentes o por el gerente único, según sea el caso, asistido del secretario de la sociedad, y a falta de uno u otro o de ambos, actuarán en su lugar como presidente y secretario, según sea el caso, quienes sean designados por la asamblea por simple mayoría de votos.
j) Antes de instalarse la asamblea, la persona que la presida designará uno o más escrutadores que hagan el recuento de las personas presentes en la asamblea, las partes sociales que representen, y el número de votos que cada uno de ellos tenga derecho a emitir.
k) Excepto en los casos en que la Ley General de Sociedades Mercantiles exija unanimidad o el voto de la mayoría de los socios, para considerar legalmente instalada cualquier asamblea de socios, celebrada en primera o ulterior convocatoria deberán estar presentes o representados los propietarios de partes sociales que representen por lo menos el 50% (cincuenta por ciento) del capital social de la sociedad.
l) Cada socio tendrá derecho a emitir un voto en cualquier asamblea de socios, por cada $1.00 (Un Peso 00/100 M.N.) que represente su parte social en el total del capital de la sociedad, con excepción de las partes sociales con derechos especiales y/o limitados que se emitan por resolución de los socios.
m) Una vez comprobada la existencia de quórum para la asamblea, la persona que la presida la declarará

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legalmente instalada y someterá a su consideración los puntos del orden del día.
n) Todas las votaciones serán económicas, a menos que los asistentes que poseen o representen la mayoría de los votos acuerden que el voto sea secreto y por escrito.
o) Excepto en los casos en que la Ley General de Sociedades Mercantiles exija unanimidad o el voto de la mayoría de los socios, para la validez de las resoluciones adoptadas en cualquier asamblea de socios, celebrada en primera o ulterior convocatoria, se requerirá el voto afirmativo de las partes sociales que representen por lo menos el 50% (cincuenta por ciento) del capital social de la sociedad.
p) El secretario levantará un acta de cada asamblea de socios, que se asentará en el correspondiente libro de actas y que será firmada, cuando menos, por el presidente y el secretario de la asamblea.
Asimismo, el secretario de la asamblea deberá preparar un expediente que contendrá, por lo menos:
i) Una copia de la convocatoria enviada a cada socio;
ii) Las cartas poder que se hubieren presentado o un extracto de las mismas certificadas por el escrutador o escrutadores;
iii) Los informes, dictámenes y demás documentos que se hubieren presentado en la asamblea, y
iv) Una copia del acta de la asamblea.
q) Si por cualquier motivo no se instala una asamblea convocada legalmente, este hecho y sus causas se harán constar en el libro de actas, y se formará un expediente de acuerdo con el inciso p) que antecede.
r) De conformidad con lo establecido en el artículo ochenta y dos de la Ley General de Sociedades Mercantiles, los socios podrán adoptar cualquier

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resolución fuera de asamblea, siempre y cuando emitan su voto por escrito. Para tales efectos, el secretario de la sociedad enviará el texto de las resoluciones correspondientes a los socios a la última dirección que cada socio haya registrado con el secretario de la sociedad. Cada uno de los socios deberá enviar un escrito dirigido al secretario de la sociedad en el cual manifieste su aprobación o rechazo de dichas resoluciones. Para la validez de las resoluciones adoptadas por escrito por los socios fuera de asamblea se observarán los mismos requisitos de votación establecidos en el inciso o) de esta cláusula decimo quinta. El secretario recopilará los documentos que acrediten el voto de los socios con derecho a voto y realizará las anotaciones correspondientes en el libro de actas haciendo constar que dichas resoluciones fueron adoptadas de conformidad con estos estatutos.
CAPÍTULO VII
ADMINISTRACIÓN DE LA SOCIEDAD
DECIMO SEXTA. La administración de la sociedad podrá estar a cargo de (i) un consejo de gerentes integrado por 2 (dos) o más gerentes y, en su caso, con sus respectivos suplentes, o (ii) de un gerente único, según lo determine la asamblea de socios. En su caso, los miembros del consejo de gerentes y sus suplentes, o el gerente general, podrán ser o no socios.
DECIMO SÉPTIMA. Los miembros del consejo de gerentes y sus suplentes o, en su caso, el gerente único, durarán en su cargo un año a partir de la fecha de su designación. Cuando no pueda reunirse el quórum requerido debido a la muerte, remoción, renuncia, incapacidad legal o impedimento permanente de uno o más miembros del consejo de gerentes y sus suplentes, los socios designarán a uno

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o más sucesores, según sea el caso, para desempeñar el cargo o cargos vacantes.
DECIMO OCTAVA. El consejo de gerentes podrá reunirse en cualquier lugar de los Estados Unidos Mexicanos o del extranjero a donde sea legalmente citado, en la inteligencia de que los gastos de viaje y hospedaje de los miembros propietarios del consejo de gerentes y suplentes que se reúnan fuera del domicilio social serán por cuenta de la sociedad. El consejo de gerentes podrá reunirse cuantas veces lo juzgue necesario o conveniente su presidente, el secretario o una mayoría de los miembros propietarios o suplentes en funciones. Las convocatorias para las sesiones del consejo de gerentes deberán ser enviadas por escrito a cada uno de los miembros propietarios y suplentes, así como al vigilante, con por lo menos 10 (diez) días de anticipación a la fecha de la sesión, por servicio de mensajería de entrega inmediata con acuse de recibo, a la última dirección que dichos destinatarios hayan registrado con el secretario de la sociedad. La convocatoria contendrá la hora, fecha, lugar y orden del día de la sesión. Cualquier sesión del consejo de gerentes podrá celebrarse válidamente aún sin previa convocatoria, cuando estén presentes en ella todas las personas con derecho a recibir la convocatoria de la misma.
DECIMO NOVENA. En cualquier sesión del consejo de gerentes habrá quórum y se considerará legalmente instalada solamente si están presentes la mayoría de sus miembros propietarios o sus respectivos suplentes.
Las resoluciones del consejo de gerentes serán válidas únicamente cuando sean aprobadas por el voto afirmativo de la mayoría de los miembros del consejo o sus suplentes

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presentes en dicha sesión. El Presidente del consejo no tendrá derecho a emitir un voto de calidad.
No obstante lo anterior, cualquier resolución del consejo de gerentes, podrá adoptarse sin necesidad de celebrar una junta, mediante el consentimiento por escrito de la mayoría de los miembros del consejo de gerentes. El secretario de la sociedad recopilará los documentos respectivos y los adjuntará en el libro de actas de la sociedad.
VIGÉSIMA. El consejo de gerentes, o el gerente único, según el caso, tendrá las más amplias facultades reconocidas por la ley a un mandatario general para celebrar todo tipo de contratos y para realizar toda clase de actos y operaciones que por ley o por disposición de estos estatutos no estén reservados a una asamblea de socios, así como para administrar y dirigir los negocios de la sociedad, para realizar todos y cada uno de los objetos sociales de la misma y para representar a ésta ante toda clase de autoridades judiciales, civiles, administrativas, mercantiles, penales o laborales, ya sean federales, estatales o municipales, con el más amplio poder para pleitos y cobranzas, actos de administración y de dominio, en los términos de los tres primeros párrafos del artículo 2554 (dos mil quinientos cincuenta y cuatro) del Código Civil Federal, del Código Civil para el Distrito Federal y de sus correlativos de los Códigos Civiles para los estados, gozando aún de aquellas que requieren cláusula especial y a las cuales se refiere el artículo 2587 (dos mil quinientos ochenta y siete) del Código Civil Federal, del Código Civil para el Distrito Federal y los artículos correspondientes de los Códigos Civiles para los estados y aquellas facultades a que se refieren los artículos

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2574 (dos mil quinientos setenta y cuatro), 2582 (dos mil quinientos ochenta y dos) y 2593 (dos mil quinientos noventa y tres) del Código Civil Federal, del Código Civil para el Distrito Federal y los artículos correlativos de los Códigos Civiles para los Estados, y poder para suscribir en cualquier carácter títulos de crédito, en los términos del artículo 9o. (noveno) de la Ley General de Títulos y Operaciones de Crédito. Dichas facultades incluirán en forma enunciativa, pero de ninguna manera limitativa, lo siguiente:
a) Promover quejas y querellas y desistirse de ellas, presentar acusaciones, constituirse en coadyuvante del Ministerio Público y otorgar perdones;
b) Iniciar juicios de amparo y desistirse de ellos;
c) Desistirse;
d) Transigir;
e) Comprometer en árbitros;
f) Absolver y articular posiciones;
g) Hacer cesión de bienes;
h) Recusar;
i) Recibir pagos;
j) Otorgar, sin limitaciones, o con las que juzguen pertinentes, toda clase de poderes generales o especiales, incluyendo poderes para actos de administración, actos de dominio, pleitos y cobranzas y títulos y operaciones de crédito, y revocar dichos poderes;
k) Delegar cualquiera de sus facultades en la persona o personas, gerentes, funcionarios, apoderados o comités que el consejo de gerentes juzgue conveniente.
En su caso, ningún miembro del consejo de gerentes podrá, individual y separadamente, ejercitar los poderes arriba

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mencionados salvo autorización expresa del consejo de gerentes o de la asamblea de socios.
En caso que la asamblea de socios determinara que la sociedad fuera administrada por un gerente único, éste tendrá únicamente las facultades que expresamente le otorgue la asamblea de socios.
CAPÍTULO VIII
FUNCIONARIOS Y EJECUTIVOS DE LA SOCIEDAD
VIGÉSIMA PRIMERA. La asamblea de socios o el consejo de gerentes, si lo hubiere, designarán entre los miembros del consejo de gerentes a un presidente del consejo de gerentes. Igualmente, la asamblea de socios, o el consejo de gerentes, si lo hubiere, designarán a un secretario de la sociedad que podrá ser o no gerente.
VIGÉSIMA SEGUNDA. La asamblea de socios, o el consejo de gerentes, si lo hubiere, podrán elegir uno o más ejecutivos de la sociedad, quienes gozarán de todas las facultades que expresamente se les confieran en su nombramiento. La asamblea de socios, a su entera discreción, podrá remover a cualquier persona designada conforme a esta cláusula, y el consejo de gerentes, si lo hubiere, podrá remover únicamente a las personas que dicho consejo haya nombrado.
Los ejecutivos estarán en todo momento sujetos al control y dirección de la asamblea de socios y del consejo de gerentes o del gerente general.
CAPÍTULO IX
VIGILANCIA DE LA SOCIEDAD
VIGÉSIMA TERCERA. De conformidad con lo dispuesto en el artículo 84 (ochenta y cuatro) de la Ley General de Sociedades Mercantiles, la vigilancia de la sociedad de responsabilidad limitada podrá estar confiada a uno o varios vigilantes, en caso de que los socios lo aprueben

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expresamente mediante resolución adoptada en Asamblea de Socios o por escrito de conformidad con lo establecido en el párrafo r) de la Cláusula Décima Quinta de estos estatutos sociales. Los vigilantes podrán ser o no socios y gozarán de todos los derechos y obligaciones que les confieren los artículos 166 (ciento sesenta y seis) al 171 (ciento setenta y uno) de la Ley General de Sociedades Mercantiles, en lo que resulten aplicables. Los vigilantes durarán en su cargo un año, o hasta que sus sucesores hayan sido designados y tomen posesión de sus cargos. La Asamblea de Socios podrá designar a la vez uno o varios vigilantes suplentes, que podrán ser o no socios, para sustituir a los vigilantes propietarios en sus ausencias temporales o permanentes. En la Asamblea de Socios en que se designen uno o más vigilantes, cada socio o socios cuya parte social represente por lo menos un 25% (veinticinco por ciento) del capital social de la sociedad de responsabilidad limitada, tendrá el derecho de designar un vigilante propietario y su suplente.
CAPÍTULO X
GARANTÍA DE LOS GERENTES Y FUNCIONARIOS
VIGÉSIMA CUARTA. Los gerentes, vigilantes y demás funcionarios de la sociedad no estarán obligados a garantizar el fiel cumplimiento de sus obligaciones, a menos que la asamblea de socios los requiera específicamente para ello, en cuyo caso, la asamblea deberá especificar los términos y condiciones de dicha garantía.

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CAPÍTULO XI
ESTADOS FINANCIEROS, RESERVAS, EJERCICIO SOCIAL Y RESPONSABILIDAD LIMITADA
VIGÉSIMA QUINTA. Al final de cada ejercicio social, los gerentes de la sociedad deberán preparar la información financiera a la que se refiere el artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles. Los estados financieros deberán estar listos dentro de los primeros cuatro meses del ejercicio social y, junto con el informe de la administración y el informe del vigilante al que se refiere el artículo ciento sesenta y seis de la Ley General de Sociedades Mercantiles, deberá ser sometido a la consideración de los socios.
VIGÉSIMA SEXTA. Después de efectuar las separaciones necesarias para el pago de impuestos, reparto de utilidades, creación o aumento del fondo de reserva legal hasta que éste alcance, por lo menos, la quinta parte del capital social, las utilidades que anualmente obtenga la sociedad y que deberán reflejarse en el balance general aprobado por la asamblea de socios, se aplicarán a los fines que disponga la asamblea de socios.
VIGÉSIMA SÉPTIMA. El ejercicio social de la sociedad será igual al año de calendario, excepto el primer ejercicio que correrá desde la fecha de firma de la escritura constitutiva de la sociedad y concluirá el treinta y uno de diciembre del mismo año.
VIGÉSIMA OCTAVA. Los fundadores de la sociedad no se reservan participación especial alguna en las utilidades de la sociedad de responsabilidad limitada.
VIGÉSIMA NOVENA. La responsabilidad de cada socio quedará limitada al valor de la parte social que dicho socio posea, y cada socio deberá ser responsable por cualquier parte insoluta del valor de la parte social que posea.

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CAPÍTULO XII
DISOLUCIÓN Y LIQUIDACIÓN
TRIGÉSIMA. La sociedad se disolverá en los casos enumerados en el artículo 229 (doscientos veintinueve) de la Ley General de Sociedades Mercantiles.
La sociedad también se disolverá en caso de muerte, insolvencia, quiebra, suspensión de pagos o disolución de uno de los socios, a menos que todos los socios sobrevivientes o los demás socios no sujetos a dicho procedimiento resuelvan lo contrario.
TRIGÉSIMA PRIMERA. La liquidación de la sociedad deberá sujetarse a lo dispuesto por el Capítulo XI (decimoprimero) de la Ley General de Sociedades Mercantiles, y se llevará a cabo por uno o más liquidadores designados por una asamblea de socios.
TRIGÉSIMA SEGUNDA. Durante la liquidación de la sociedad, los liquidadores tendrán las mismas facultades y obligaciones que los gerentes o funcionarios tienen durante el término normal de vida de la sociedad.
TRIGÉSIMA TERCERA. Mientras no haya sido inscrito en el Registro Público de Comercio el nombramiento de los liquidadores y éstos no hayan entrado en funciones, los funcionarios, gerentes generales y gerentes de la sociedad continuarán desempeñando su cargo. Sin embargo, los funcionarios, gerentes generales y gerentes no podrán iniciar nuevas operaciones después de haber sido aprobada por los socios la resolución de liquidación de la sociedad, o de que se compruebe la existencia de la causa legal de ésta.
CLÁUSULAS TRANSITORIAS
PRIMERA. Las partes sociales correspondientes al capital mínimo de la sociedad han quedado íntegramente suscritas como sigue:

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ARGOS GENERAL IP (SINGAPORE) PTE. LTD., UNA PARTE SOCIAL, con valor de DOS MIL NOVECIENTOS NOVENTA Y NUEVE PESOS, MONEDA NACIONAL.
ADAM HERBERT CLAMMER, UNA PARTE SOCIAL, con valor de UN PESO, MONEDA NACIONAL.
TOTAL, DOS PARTES SOCIALES, con valor de TRES MIL PESOS, MONEDA NACIONAL.
SEGUNDA. La sociedad se da por recibida de la cantidad de $3,000 (Tres Mil Pesos 00/100 M.N.), pagada por los suscriptores antes mencionados.
TERCERA. Asamblea de Socios. Reunidos los socios fundadores de esta sociedad en una asamblea de socios, adoptaron por su voto unánime las siguientes resoluciones:
A. Designación del Consejo de Gerentes. Reunidos los socios fundadores de esta sociedad en una asamblea de socios, decidieron, por su voto unánime, que la sociedad fuera administrada por un consejo de gerentes, y se designa para ocupar tales cargos a las personas que a continuación se mencionan:

Gerente	Cargo
Kenneth Yeh Kang Hao	Presidente/Miembro

Adam Herbert Clammer	Miembro

B. Designación del Secretario. Se designa al señor Luis Octavio Núñez Orellana como secretario de la sociedad.
El secretario de la sociedad no formará parte del consejo de gerentes de la sociedad, por lo que no tendrán ni voz ni voto en ninguna sesión del consejo de gerentes y sus funciones se limitarán única y exclusivamente a llevar a cabo las inscripciones y registros en los libros

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corporativos de la sociedad y llevar a cabo certificaciones respecto de dichas inscripciones y registros.
Adicionalmente, los accionistas reconocen también que el secretario de la sociedad podrá renunciar en cualquier momento a su cargo, sin necesidad de aceptación de dicha renuncia por parte de los socios, del consejo de gerentes o del gerente único de la sociedad, según sea el caso. En caso de que el secretario de la sociedad presente su renuncia a su cargo, el Presidente del consejo de gerentes o el gerente único, según sea el caso, se harán cargo de las funciones del secretario.
Finalmente, en este acto los socios de la sociedad se obligan incondicional e irrevocablemente a indemnizar y sacar en paz y a salvo al secretario de la sociedad, respecto de cualquier daño, litigio, acción, deuda, pérdida, responsabilidad, reclamación u obligación que pudiese ser exigida o impuesta en su contra, por cualquier autoridad nacional o extranjera o por cualquier tercero, que se derive, ya sea directa o indirectamente, del desempeño de sus funciones. En virtud de lo anterior, la sociedad se hará cargo de todos los costos y gastos (incluyendo los honorarios legales de los abogados que designe para su defensa) relacionados con litigios, pérdidas, responsabilidades, daños, reclamaciones u obligaciones iniciadas por las autoridades o tercero mencionados.
C. Garantías. Los gerentes, el secretario y los suplentes designados por esta asamblea no tendrán obligación de garantizar el fiel desempeño de sus cargos.
D. Poderes. Se resuelve otorgar los siguientes poderes:
I. A los señores Kenneth Yeh-Kang Hao y Adam Herbert Clammer, se les otorga un poder general, para ser

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ejercitado conjunta o separadamente, con las siguientes facultades:
a) Para pleitos y cobranzas y actos de administración en términos de lo dispuesto en los dos primeros párrafos del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles de los Estados de la República Mexicana, con inclusión de todas aquellas facultades generales y especiales que conforme a la ley requieran cláusula especial, inclusive las mencionadas en los artículos dos mil quinientos setenta y cuatro, dos mil quinientos ochenta y dos, dos mil quinientos ochenta y siete y dos mil quinientos noventa y tres del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles de los Estados de la República Mexicana, incluyendo de manera enunciativa más no limitativa, las de transigir, desistirse, comprometer en árbitros, absolver y articular posiciones, hacer cesión de bienes, recusar, recibir pagos, iniciar y desistirse de ellas, presentar acusaciones, constituirse en coadyuvante del Ministerio Público y otorgar perdón a los culpables. Se consideran asimismo incluidas, las facultades expresas para administrar relaciones laborales, conciliar, comparecer a juicio en los términos de las fracciones uno y seis del artículo ochocientos setenta y seis y artículo ochocientos setenta y ocho de la Ley Federal del Trabajo y celebrar convenios, para lo cual los alcances de este poder serán suficientes para que el apoderado comparezca ante todas las autoridades laborales relacionadas en el artículo quinientos veintitrés de la Ley Federal del Trabajo, así como el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, Instituto Mexicano del

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Seguro Social, el Fondo para el Consumo y Garantía de los Trabajadores y las Juntas de Conciliación y Arbitraje, ya sean locales o federales, a realizar todas las gestiones y trámites necesarios para la solución de los asuntos de la sociedad, en los que comparecerá con el carácter de representante de la sociedad en los términos del artículo once de la Ley Federal del Trabajo que determina: “Los directores, gerentes, y demás personas que ejerzan funciones de dirección o administración en las empresas o establecimientos, serán considerados representantes del patrón y en tal concepto lo obligan en sus relaciones con los trabajadores.
b) Los apoderados gozarán de las facultades para delegar el presente poder en todo o en parte, en favor de la persona o personas, gerentes, funcionarios, apoderados o comités que juzguen convenientes, así como la de sustituir el presente poder en todo o en parte reservándose su ejercicio, y revocar los poderes o sustituciones que hubiera otorgado.
II. Se autoriza a los señores Kenneth Yeh-Kang Hao y Adam Herbert Clammer, para abrir y cancelar, de manera conjunta o separada, cuentas bancarias en representación de la sociedad y depositar y girar en contra de las mismas, así como designar a las personas que firmen en dichas cuentas, para lo cual contarán con la facultad de suscribir títulos de crédito en términos del artículo noveno de la Ley General de Títulos y Operaciones de Crédito.
III. Se resuelve, otorgar un poder especial a favor de los señores Luis Octavio Núñez Orellana, Víctor Manuel Frías y Rafael Gómez Vicencio, para ser ejercido conjunta o separadamente, para solicitar o presentar en nombre y representación de la sociedad todo tipo de permisos,

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autorizaciones, registros, avisos y licencias relativos a la comercialización de los productos que la sociedad produce o importa y los servicios que la sociedad presta, ante cualquier entidad gubernamental, ya sea de la Administración Pública Federal, Estatal o Municipal, Poderes Legislativo y Judicial Federal o Estatal, organismos administrativos desconcentrados o empresas de participación estatal; incluyendo pero sin limitarse, a comparecer ante la Secretaría de Economía, la Secretaría de Gobernación, el Instituto Nacional del Derecho de Autor, el Instituto Mexicano de la Propiedad Industrial y el Registro Nacional de Inversiones Extranjeras. Para tales efectos se otorgan a los apoderados las facultades para pleitos y cobranzas y actos de administración en los términos de los dos primeros párrafos del articulo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles de los Estados de la República Mexicana, con todas las facultades generales y especiales que requieren cláusula especial conforme a la ley”; en el entendido de que podrán delegar este poder mediante simple carta poder.
IV. Se resuelve, otorgar un poder especial a favor de Kenneth Yeh-Kang Hao y Adam Herbert Clammer, para que conjunta o separadamente, formulen y presenten las declaraciones y avisos fiscales de todo género, incluso las del Impuesto al Valor Agregado, así como para dar todos los demás avisos que sean necesarios al quedar constituida esta sociedad de responsabilidad limitada, incluso las inscripciones ante la Secretaría de Hacienda y Crédito Público y el Instituto Mexicano del Seguro Social; en el entendido de que podrá delegar este poder mediante simple carta poder.

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E. Permisos de los Funcionarios de la Sociedad. Los miembros del consejo de gerentes y los apoderados de nacionalidad extranjera han quedado advertidos de que el ejercicio en los Estados Unidos Mexicanos de sus respectivos cargos, queda supeditado a la previa obtención de los permisos migratorios necesarios que habrá de expedirles la Secretaría de Gobernación.
YO EL NOTARIO CERTIFICO:
I.- Que me identifique plenamente como notario ante el compareciente, a quien conceptúo capacitado legalmente para la celebración de este acto y de quien me aseguré de su identidad conforme a la relación que agrego al apéndice de este instrumento con la letra “B”.
II.- Que el representante de
“ARGOS GENERAL IP (SINGAPORE) PTE. LTD.”, y del señor ADAM HERBERT CLAMMER, manifiesta que sus representados se encuentran capacitados legalmente para la celebración de este acto, y acredita las personalidades que ostenta, que no le han sido revocadas, ni en forma alguna modificadas y que están vigentes en términos de ley como sigue:
a) Ibrahim Cassim, notario público de la República de Singapur, que en unión de su traducción, debidamente legalizado agrego al apéndice de este instrumento con la letra “E”, y el cual en este mismo acto protocolizó; y
b) Por lo que se refiere al señor ADAM HERBERT CLAMMER, con el instrumento, de fecha doce de septiembre de dos

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mil cinco, ante Wendy Tienken, notario público del Estado de California, Estados Unidos de América, que en unión de su traducción, debidamente apostillado agrego al apéndice de este instrumento con la letra “F”, y el cual en este mismo acto protocolizó.
III.- Que en cumplimiento al artículo cuarenta y cinco del Regalmento de la Ley de Inversión Extranjera y del Registro Nacional de Inversiones Extranjeras advertí al compareciente que, en su caso, deberá dar cumplimiento a lo dispuesto por el artículo treinta y dos, fracción I de la Ley de Inversión Extranjera.
IV.- Que el compareciente declara por sus generales ser: Mexicano, originario de Toluca, Estado de México, lugar donde nació el día dos de julio de mil novecientos setenta y tres, casado, abogado, con domicilio en Prolongación Paseo de la Reforma número mil quince, piso ocho, colonia Desarrollo Santa Fe, delegación Álvaro Obregón, Distrito Federal,.
VIII.- Que tuve a la vista los documentos citados en este instrumento.
IX.- Que manifiesta el compareciente que las declaraciones que realizo en este instrumento, la hizo bajo protesta de decir verdad, y que lo enteré de las penas en que incurren los que declaran con falsedad.

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X.- Que hice saber al compareciente el derecho de leer personalmente este instrumento, y de que su contenido le fuera explicado por mí.
XI.- Que leído y explicado este instrumento al compareciente, habiéndole ilustrado acerca del valor, las consecuencias y alcances legales del contenido del mismo, manifestó su conformidad y comprensión plena, y lo firmó el día mismo momento en que lo autorizo. Doy fe.

TESTIMONIO DEL INSTRUMENTO DE
LA CONSTITUCIÓN DE “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE.-
.-
..-
2005.-
CONSTITUCIÓN DE S. DE R.L. DE C.V./MASC
R.P.C.D.F.

2

PERMISO S.R.E.
RELACION DE IDENTIDAD
R-UNO
IDENTIFICACIÓN
CÉDULA
CÉDULA
NOTAS

[TRANSLATION FROM SPANISH]
BOOK ONE THOUSAND ONE HUNDRED AND FOUR.
INSTRUMENT TWENTY SEVEN THOUSAND ONE HUNDRED AND SIXTY ONE.
IN MEXICO CITY, on this third day of October of the year two thousand and five.
ÁNGEL GILBERTO ADAME LÓPEZ, Notary Public number two hundred thirty three of the Federal District, in whose protocol acts as associate, CELSO DE JESÚS POLA CASTILLO, Notary Public number two hundred and forty four, hereby attest THE PARTNERSHIP AGREEMENT whereby “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE is formed, by “ARGOS GENERAL IP (SINGAPORE) PTE. LTD.” and Mr. ADAM HERBERT CLAMMER, both hereby represented by Mr. Rafael Gómez Vicencio; for which purpose they [SIC] have presented the permit granted by the Ministry of Foreign Affairs, number three million seven hundred two thousand nine hundred and fifty seven, dated September second, of the year two thousand and five, folio number “A” zero zero two one “LJ” four, file number two zero zero five three seven zero zero two six six zero, which I attach to the appendix of this public instrument marked with the letter “A”.
The parties hereby agree that the company be governed by the following:
BY-LAWS
ARGOS OPERATING MEXICO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE

CHAPTER I
ORGANIZATION
FIRST. The parties hereby organize a limited liability company with variable capital subject to this charter and by-laws and to the General Law of Commercial Companies, with regard to matters not herein provided.
CHAPTER II
NAME, DOMICILE, DURATION AND PURPOSE
SECOND. The name of the Company shall be ARGOS OPERATING MEXICO, which shall always be followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable”, or their abbreviation “S. de R.L. de C.V.”
THIRD. The domicile of the Company shall be the Federal District; however, the partners, or the Board of Managers or the Sole Manager, as the case may be, may establish agencies or branches of the Company anywhere within the United Mexican States or abroad, without such acts constituting a change of domicile.
FOURTH. The Company shall have a duration ninety nine years.
FIFTH. The purpose of the Company shall be:
1. To manufacture, import, export, purchase, sell, distribute, market and generally to commercialize of any kind of products, including, semiconductor products.
2. To act as agent, representative, distributor, broker, mediator of any kind of entities, either corporate or individuals;
3. To acquire shares, interests, rights, participation or equity interest in other commercial companies, civil entities, non-for-profit entities, trusts or joint ventures, participating in their incorporation or acquiring shares, interests, rights, participations or equity interests in those already incorporated, and to dispose of or transfer such shares, interests, rights, participation or equity interests, as well as to promote and manage all types of such companies, entities, trusts or joint ventures;
4. To acquire, possess, use, and dispose of all kinds of patents, trademarks, trade names, franchises, and any other industrial property rights; either in Mexico or abroad;
5. To borrow money and to enter into all kind of credit agreements, guaranteed or not, and to grant any type of loans to commercial and civil companies with whom the Company might have business relationships;
6. To guarantee or grant collateral for any type of obligations or credit agreements entered into by companies in which the Company might have an interest or participation, or to entities or individuals with whom the Company might have business relations, including holding companies, affiliates and subsidiaries;
7. To make, draw, issue, accept, endorse, certify, guarantee or otherwise subscribe all kinds of negotiable instruments;
8. To lease or acquire, any kind of chattels or real estate, and all real property rights that might be necessary to carry out its purposes or the purposes of any commercial or civil company in which the Company might have an interest or participation;

9. To enter into and/or carry out, in Mexico or abroad, on its own behalf or for third parties, all kinds of principal or accessory, civil, commercial, and any other kind of acts (including acts of domain), contracts or agreements as permitted by law in the understanding that the corporation shall also be empowered to guarantee third party obligations, either as guarantor, “avalista”, or as joint or several obligor, and
10. In general, to enter and perform any and all acts, agreements and transactions related or accessory, which might be necessary for the performance of the above purposes.
CHAPTER III
CAPITAL AND EQUITY INTERESTS
SIXTH. The capital of the Company shall be variable, with a minimum portion of Mx$3,000.00 (Three thousand pesos 00/100). The variable portion of the corporate capital of the Company shall be unlimited.
The capital of the Company shall be represented by indivisible equity interests according to the number of partners in the Company. The value of each equity interest shall be equivalent to the value of each partner’s contribution, but in all cases shall be of at least Mx$1.00 (One Peso 00/100), or a multiple thereof.
Notwithstanding the above and subject to the limitations set forth in the General Law of Commercial Companies and these By-laws, the equity interests can be divided and partially assigned in case of such equity interest is transferred or pledged.
The equity interests shall convey to the partners equal

rights and obligations, in proportion to the capital representing in the Company and each partner shall be entitled to cast one vote per each Mx$1.00 (One Peso 00/100) represented by its equity interest, except for those equity interests with special and/ or limited rights that may be issued by resolution of the partners meeting.
SEVENTH. Capital increases and reductions shall be subject to the following rules:
a) Increases and reductions of the fixed or variable portion of the capital of the Company shall be effected by resolution of the partners.
b) Only the equity interests paid in full shall be amortized or withdrawn.
c) Unless consent to the contrary among the partners, amortization and withdrawal of any interest of the Company shall be effected by resolution of the partners and shall be made among the partners in proportion to the value of its corresponding equity interest.
EIGHTH. The partners acknowledge that in order to achieve the corporate purpose of the Company, additional capital contributions could be required. Therefore, in case of a partners meeting approves an increase to the corporate capital of the Company, the partners shall have the right to subscribe such increase in proportion to their original equity interest in accordance with article 70 of the General Law of Corporations.
NINTH. In accordance with article 72 of the General Law for Commercial Companies, the partners of the Company shall have a preemptive right to subscribe any capital increase approved by the meeting of partners, unless the corresponding meeting of partners resolves otherwise.
The meeting of partners approving a capital increase shall determine the manner in which such capital increase shall be subscribed and paid by the partners of the Company and, in its case, the manner in which the partners shall exercise their preemptive rights.
CHAPTER IV
PARTNERS REGISTRY AND TRANSFERS OF EQUITY INTERESTS
TENTH. The Company shall have a partner’s registry book, which shall set forth the name, domicile and nationality of the partners, indicating their respective contributions, and all transfers of equity interests. The secretary of the Company shall be charged with the custody of said equity interest registry, unless and until the partners designate a different person as custodian. Any transfer of equity interests shall be effective, as regards the Company, from the date on which it is recorded on the partner’s registry. The transfer of equity interests is subject to the provisions of Clause Eleventh of these By-laws.
For the admission of new partners, the approval of the partners representing the majority of the capital of the Company shall be required.
ELEVENTH. No transfer of any interest in the Company may be carried out by any partner of the Company except with the prior written consent of the partners meeting, which shall be granted by a written resolution. In order for the partners to authorize the transfer of an equity interest of the Company, the affirmative vote of at least the partners representing 51% (fifty one percent) of the corporate capital of the Company shall be required. Any transfer not made in accordance with this provision shall be considered null and void and will not be recorded in the partner’s registry book.
CHAPTER V
FOREIGN PARTNERS
TWELFTH. In accordance with article 15 of the Foreign Investment Law and article 14 of the Regulations of the Foreign Investment Law and National Registry of Foreign Investments and in order to comply with the condition referred to in the permit issued by the Ministry of Foreign Affairs, the partners agree that any non-Mexican who upon the incorporation or at any time thereafter acquires an equity interest or participation in the Company, shall thereby be considered as a Mexican (national of the United Mexican States) as regards such interest or participation, and with respect also to all assets, rights, concessions, participations or interest which may be held by the Company, or the rights and obligations arising from agreements to which the Company may be a party, and it shall be understood that such person agrees not to invoke the protection of his government under penalty, in case of failure to comply with this agreement, of forfeiting such interest or participation to the Mexican nation.
CHAPTER VI
PARTNERS MEETINGS
THIRTEENTH. The meeting of partners is the supreme governing body of the Company, and its resolutions shall be binding upon all partners, including absent or dissenting partners.
FOURTEENTH. The following matters may only be determined by the meeting of partners:
a) Discussion, approval or modification of the financial statements for each fiscal year, and the resolutions with respect thereto;
b) Allocation of profits;
c) Appointment of the Examiner (Vigilante) of the Company, and the members of the Board of Managers or the Sole Manager of the Company, as the case may be, as well as the removal such officers;
d) Approval of any division or amortization of equity interests;
e) Approval for request, in its case, to the partners of the Company any additional contribution;
f) Commencement of legal actions for damages and loss of profit, against the corporate bodies of the Company or any of the partners;
g) Amendment of the by-laws of the Company;
h) Approval of the transfer of equity interests and admission of new partners;
i) Adoption of resolutions in connection with increases or reductions of the corporate capital of the Company;
j) Dissolution of the Company, and
k) Any other matter which, according to the General Law of Commercial Companies or to these by-laws, are expressly reserved for the meeting of partners.
FIFTEENTH. The meeting of partners and, in general, the adoption of resolutions by the partners, shall be subject to the following rules:
a) Except as otherwise provided herein, meetings of partners may be held upon the request of (i) the Examiner; (ii) any partner(s) owning equity interests equivalent in the aggregate of at least 33% (thirty three percent) of the subscribed paid-in corporate capital of the Company, or (iii) any member of the Board of Managers or the Sole Manager, as the case may be.
b) Meetings of partners shall be held at least once each year within the first four months immediately following the termination of the fiscal year of the Company.
c) All meetings of partners shall be held at the corporate domicile of the Company, except in the event of acts of God or force majeure.
d) The notice of the meetings shall set forth at least the date, hour, place and agenda for the meeting, and shall be signed by the secretary of the Company or by the Examiner, or in their absence, by a judge of competent jurisdiction in accordance with the applicable provisions of the General Law of Commercial Companies.
e) Except in the cases set forth herein, meetings of partners shall be called by written notice given to each person who is recognized by the Company as a partner on the date of the notice, at least 10 (ten) days prior to the date of any meeting, by courier service with immediate delivery service with acknowledgement of receipt requested, to the latest address that such partner shall have filed in writing with the secretary of the Company. It is understood, however, that the partners residing abroad may file with the secretary a second address in the United Mexican States, to which an additional copy of the notice shall be sent.
f) Any meeting of partners may be held without prior notice, and any partners meeting recessed for any reason may be reconvened without prior notice, if partners owning all of the equity interests entitled to vote at such meeting are present or represented at the moment of voting.
g) Any partner may be represented at any meeting of partners by any person, except members of the Board of Managers, the Sole Manager, or the Examiners, designated in writing as his proxy.
h) Except in the case of a judicial order to the contrary, only those individuals or legal entities whose names are registered in the partners registry book shall be recognized as holders of equity interests of the Company for purposes of attending any meeting of partners, and such registration on the partners registry book shall be sufficient for the admission of such person to the meeting.
i) The Chairman of the Board of Managers or the Sole Manager, as the case may be, shall preside at all meetings of partners assisted by the secretary of the Company. In the absence of any of the foregoing, the persons elected to take their place, by a simple majority vote of the partners present at the meeting, shall act as president and secretary of the meeting.
j) Prior to convening a meeting of partners, the person presiding shall appoint one or more recount clerks to report as to the persons present at the meeting, the equity interest held or represented by such persons and the number of votes each such person is entitled to cast.
k) Except in such cases in which in accordance with the General Law for Commercial Companies an unanimous vote or the vote of the majority of the partners is required, for a quorum to exist at any meeting of partners held upon first or subsequent call, the holders of equity interests representing at least 50% (fifty percent) of the capital of the Company must be present personally or by proxy.
l) Each partner shall have the right to cast at any meeting of partners one vote per each Mx$1.00 (One Peso 00/100) of its contribution represented by its equity interest, except for equity interests with special and/or limited rights issued by the meeting of partners.
m) Once it has been established that a quorum exists, the person presiding shall declare the meeting legally convened and shall submit the matters on the agenda to the meeting.
n) All votes shall be by hand count, unless the partners representing a majority of the capital of the Company shall agree that the vote be by secret ballot.
o) Except in such cases on which in accordance with the General Law for Commercial Companies an unanimous vote or the vote of the majority of the partners is required, to validly adopt resolutions at any meeting of partners, held upon first or subsequent call, the affirmative vote of equity interests representing at least 50% (fifty percent) of the capital of the Company shall be required.
p) The secretary shall prepare the minutes of each

meeting of partners which shall be transcribed into the appropriate minutes book and which shall be signed by at least the president and the secretary of the meeting.
Likewise, the secretary shall prepare a file that shall contain:
i) a copy of the notice sent to each partner;
ii) proxies submitted or an extract of the proxy documents certified by the recount clerk or clerks;
iii) reports, opinions and other documents submitted to the meeting;
iv) a copy of the minutes of the meeting.
q) If for any reason any meeting of partners for which proper notice was given is not convened, this fact and the reason therefore shall be recorded in the minutes book, and a file prepared as required under paragraph p) above.
r) In accordance with article 82 of the General Law of Commercial Companies, resolutions may be adopted by the unanimous consent of all partners without holding a meeting, provided that they cast their vote in writing. For such purposes, the secretary of the Company shall send the text of the corresponding resolutions to all the partners to the latest address that each partner has registered with the secretary of the Company. Each partner shall send written notice to the secretary of the Company evidencing his approval or rejection to such resolutions. For the validity of resolutions adopted in writing in lieu of a meeting the same voting requirements set fourth in paragraph o) of this section fifteenth shall apply. The secretary shall gather the documents evidencing the vote of all partners and shall make the corresponding notations in the minutes book evidencing that such resolutions were adopted pursuant to these by-laws.
CHAPTER VII
MANAGEMENT OF THE COMPANY
SIXTEENTH. The management of the Company may be vested in (i) a Board of Managers, which shall be composed of 2 (two) or more managers and, in its case, their respective alternates, or (ii) a Sole Manager, as the partners meeting shall decide. The members of the Board of Managers and their alternates, or the Sole Manager, as the case may be, may or may not be partners of the Company.
SEVENTEENTH. The members of the Board of Managers and their alternates, or the Sole Manager, as the case may be, shall be elected for a one-year term from the date of their appointment.
If a quorum of the Board of Managers cannot be formed due to the death, removal, resignation, incapacity or permanent impediment of one or more of the members of the Board of Managers and their alternates, the partners shall designate a successor or successors, as the case may be, to hold office.
EIGHTEENTH. The Board of Managers, if any, may meet at any place either within the United Mexican States or abroad, designated in the notice for the meeting, provided that the traveling and living expenses shall be borne by the Company. The Board of Managers may meet as frequently as is deemed necessary or proper by its

Chairman, the secretary or a majority of its members or acting alternates. Written notice of any such meeting shall be sent to all members of the Board of Managers and their alternates and to the Examiner at least 10 (ten) days prior to the meeting, by courier service with acknowledgement of receipt, to the latest address registered with the secretary of the Company by each recipient. The notice shall contain the hour, date, place and agenda for the meeting. Any meeting of the Board of Managers shall be validly held, however called, if all those entitled to be at the meeting are present.
NINETEENTH. For a quorum to exist at any Board of Managers meeting, if any, at least the majority of the Managers or their respective alternates must be present.-
The resolutions of the Board of Managers shall only be valid if passed by the affirmative vote of the majority of the Managers or their respective alternates present at such meeting. The Chairman of the Board of Managers shall not have a tie-breaking vote.
Notwithstanding the foregoing, any action permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if a written consent thereto is signed by the majority of the members of the Board of Managers. The secretary of the Company shall gather such written consent and shall file such documents in the Board of Managers minutes book.
TWENTIETH. The Board of Directors or the Sole Manager, as the case may be, shall have the broadest legal authority granted to attorneys-in-fact to enter into all agreements, to carry out all acts and operations which by law or by its charter and by-laws are not expressly reserved to a meeting of partners, to manage and direct the affairs of the Company, to carry out the purpose of the Company and to represent the Company before any judicial (criminal or civil), commercial, labor or administrative authorities, whether federal, state or municipal, with broad authority for lawsuits and collections, acts of administration and acts of domain, as provided in the first three paragraphs of article 2554 (two thousand five hundred fifty four) of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States, and with those powers which, according to law, must be expressly set forth and referred to in articles 2587 (two thousand five hundred eighty seven) of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States, and those powers referred to in articles 2574 (two thousand five hundred seventy four), 2582 (two thousand five hundred eighty two) and 2593 (two thousand five hundred ninety three) of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States; and in article 9 (nine) of the General Law of Negotiable Instruments and Credit Operations, including but without any limitation whatsoever, the following:
a) To file and withdraw criminal complaints, submit accusations, to assist the Attorney General and grant pardons;
b) To file and desist from “amparo” proceedings;
c) To desist;

d) To transact;
e) To submit to arbitration;
f) To make and answer questions;
g) To assign assets;
h) To recuse;
i) To receive payments;
j) To grant, without limitations, or with those the Board of Managers deem proper, general and/or special powers of attorney of any kind whatsoever, including general powers for acts of administration or acts of domain or lawsuits and collections and negotiable instruments, and to revoke such powers;
k) To delegate any of the above powers to one or more persons, managers, executives, attorneys-in-fact or committees as the manager or the Board of Managers deems convenient.
No member of the Board of Managers may, individually and/or separately, exercise any of the foregoing powers except as expressly authorized by the Board of Managers or a meeting of partners.
CHAPTER VIII
OFFICERS
TWENTY-FIRST. The meeting of partners or the Board of Managers, if any, shall elect a Chairman from among the members of the Board, who need not be member of such Board. The partners meeting or the Board of Managers, if any, will also appoint a Secretary of the Board, if any, who will also act as secretary of the Company.
TWENTY-SECOND. In case it deems necessary, the meeting of partners or Board of Managers, if any, may appoint one or more officers, who shall enjoy the powers conferred to them upon their appointment. The meeting of partners, at its discretion, may remove any person appointed under this clause. The Board of Managers, if any, may remove only the persons appointed by it under this clause.
Managers and officers shall at all times be subject to the control and direction of the meeting of partners and the Board of Managers.
CHAPTER IX
SURVEILLANCE OF THE COMPANY
TWENTY-THIRD. In accordance with Article 84 of the General Law of Commercial Companies, the surveillance of the Company may be entrusted to one examiner or a board of examiners to be appointed, if so resolved, by a meeting of partners or by written consent resolutions adopted by the partners as set forth in clause fifteenth hereof. The examiners need not be partners and shall have to the extent applicable, the rights and obligations provided for in articles 166 through 171 of the General Law of Commercial Companies. They shall remain in office for one year, or until their successors have been appointed and have taken office. The meeting of partners may likewise appoint one or more alternate examiners, who need not be partners, to substitute the examiners during their temporary or permanent absences. In the meeting of partners held to appoint an examiner or a board of examiners, each partner or partners whose equity interest represents at least 25% of the corporate capital of the Company, will be entitled to appoint an examiner and an alternate examiner.

CHAPTER X
GUARANTEES OF MANAGERS, OFFICERS AND EXECUTIVES
TWENTY-FOURTH. The managers, examiners and other officers of the Company need not to guarantee the faithful performance of their duties, unless specifically directed to do so by the meeting of partners, which, in such case, shall also decide the terms and conditions of the corresponding guarantee.
CHAPTER XI
FINANCIAL STATEMENTS, RESERVES, FISCAL YEAR AND LIMITED LIABILITY
TWENTY-FIFTH. After the closing of each fiscal year, the financial information required by Article 172 of the General Law of Commercial Companies shall be prepared. Such financial reports shall be prepared within 4 (four) months following the fiscal year end, and, together with the management report, the examiners report referred to in Article 166 to the extent applicable, of the General Law of Commercial Companies shall be submitted, together with the supporting documents to the meeting of partners.
TWENTY-SIXTH. After making the required provisions for payment of taxes, profit sharing of employees, formation or increase of the legal reserve fund until such reserve equals at least one-fifth of the capital of the Company, the earnings of the Company for each fiscal year based upon an approved balance sheet shall be allocated in the manner approved by a meeting of partners.
TWENTY-SEVENTH. The fiscal year of the Company shall run together with each calendar year, except for the first fiscal year which shall commence on the date of incorporation and shall end on December 31 of the same calendar year.
TWENTY-EIGHTH. The partners do not reserve unto themselves any special participation in the earnings of the Company.
TWENTY-NINTH. The liability of each partner shall be limited to the equity interest in the Company held by such partner, and each partner shall be liable for any unpaid part of the value of said interest.
CHAPTER XII
DISSOLUTION AND LIQUIDATION
THIRTIETH. The Company shall be dissolved in the cases set forth in Article 229 (two hundred twenty nine) of the General Law of Commercial Companies.
The Company shall also be dissolved in case of death of any of the partners, insolvency, bankruptcy, suspension of payments or dissolution of one of the partners, unless the surviving partners or all the other partners not subject to such procedure resolve otherwise.
THIRTY-FIRST. The liquidation of the Company shall be carried out under the provisions of Chapter XI of the General Law of Commercial Companies by one or more liquidators appointed by a meeting of partners.
THIRTY-SECOND. During the liquidation of the Company, the liquidators shall have the same authority and obligation as the managers and officers during the normal existence of the Company.
THIRTY-THIRD. Prior to recording the appointment of the liquidator or liquidators at the Public Register of

Commerce and to the assumption by the same of their obligations, the managers and officers of the Company shall continue in office. However, the managers and officers may not initiate new transactions after the liquidation of the Company has been approved by the partners or after the existence of a legal cause for dissolution is proven.
TRANSITORY PROVISIONS
FIRST. The equity interest representing the minimum fixed portion of the corporate capital of the company has been fully subscribed and paid-in as follows:
Argos General IP (Singapore) Pte. Ltd., one equity interests with a par value of Mx$2,999.00 (Two thousand nine hundred and ninety nine Pesos 00/100 lawful Currency of the United Mexican States).
Adam Herbert Clamer, one equity interests with a par value of Mx$1.00 (One peso 00/100 lawful Currency of the United Mexican States)
TOTAL, two equity interests, with a total value of Three Thousand Pesos, National Currency.
SECOND. The company hereby acknowledges receipt of the amount of $3,000 (Three Thousand Pesos 00/100, lawful currency of the United Mexican States) paid in by the above mentioned subscribers.
THIRD. Partners’ Meeting. The incorporators of this company holding a meeting of partners unanimously approved the following resolutions:
A. Appointment of the Board of Managers. The incorporators of this Company holding a meeting of partners, unanimously resolved that the Company shall be managed by a Board of Managers, and hereby appoint the following individuals as managers of the Company:

Manager	Position

Kenneth Yeh-Kang Hao	Chairman/Member

Adam Herbert Clammer	Member
B. Appointment of Secretary. Mr. Luis Octavio Núñez Orellana is elected as Secretary of the company.
The partners expressly acknowledge that the Secretary of the Company will not be a member of the Board of Managers of the Company, and therefore shall not have vote at any meeting of the Board of Managers, and his duties will be constrained only and exclusively to insert the entries and recordings into the corporate books of the Company and issue certifications evidencing such entries and recordings.
In addition, the partners acknowledge that the Secretary of the Company will be entitled to resign to his position at any time without prior approval from the meeting of partners, the Board of Managers or Sole Manager, as the case may be. In the event that the Secretary of the Company resigns to his position, the Chairman of the Board of Managers or the Sole Manager of the Company, as the case may be, shall perform the duties of the Secretary as of the date of the resignation.
Finally, the partners of the Company hereby

unconditionally and irrevocably agree to defend, indemnify and hold the Secretary of the Company harmless from any and all claims, actions, demands, losses, liabilities, damages or obligations, that may be brought or claimed against him by any national or foreign governmental authority or any third party, which may be derived, either directly or indirectly, from his performance and capacity as Secretary of the Company. In view of the foregoing, the Company shall pay all costs and expenses (including, without limitation, fees and expenses of the attorneys appointed by him for his defense) relating to the claims, actions, demands, losses, liabilities, damages or obligations, commenced by the referred governmental authorities or third parties.
C. Guarantees. The managers, secretary and their alternates appointed under the foregoing resolutions shall not be required to guarantee the faithful performance of their duties.
D. Powers of Attorney. The partners meeting hereby resolved to grant the following powers of attorney:
I. To Messrs. Kenneth Yeh-Kang Hao and Adam Herbert Clammer, a general power of attorney, to be exercised jointly or separately, with the following authority:
For lawsuits and collections and acts of administration, under the first two paragraphs of Article 2554 (two thousand five hundred and fifty four) of the Civil Code for the Federal District and the corresponding articles of the Federal Civil Code and the Civil Codes for the States, with the general and special powers which according to law must be expressly set forth, including the special powers provided for in Articles 2574 (two thousand five hundred and seventy four), 2582 (two thousand five hundred and eighty two), 2587 (two thousand five hundred and eighty seven) and 2593 (two thousand five hundred and ninety three) of the Civil Code for the Federal District and the corresponding articles of the Federal Civil Code and the Civil Codes for the States, and the powers to file and desist from “amparo” proceeding, file and withdraw criminal complaints, submit accusations, assist the attorney general and grant pardons. The attorneys-in-fact will also be authorized to manage labor matters, to appear at any labor trial in terms of paragraphs one and six of article eight hundred seventy six and eight hundred seventy eight of the Federal Labor Law, to execute labor agreements and to represent the Company before any labor authority referred to in article 523 (five hundred twenty three) of the Federal Labor Law, as well as the National Housing Fund for the Workers (Fondo Nacional para la Vivienda de los Trabajadores), Mexican Social Security Institute (Instituto Mexicano del Seguro Social), the Fund for Consumption and Guarantee of the Workers (Fondo para el Consumo y Garantía de los Trabajadores) and any local or federal labor court, and the power to carry out any procedure or act related with the matters of the Company, appearing as representative of the Company in terms of article 11 (eleven) of the Federal Labor Law which provides: “The directors, managers, officers and any person performing management or direction duties within a company shall be considered as representatives of the employer and can oblige the company with its employees.
The attorneys-in-fact may grant total or partial substitutions of this power of attorney in favor of any person or persons, managers, officers, attorneys-in-fact or committees he deems convenient and may revoke any substitutions so granted but keeping the right to exercise these powers.
Messrs. Kenneth Yeh-Kang Hao, and Adam Herbert Clammer, are hereby authorized to, either jointly or separately, open and cancel bank accounts on behalf of the Company and to deposit and issue checks of such bank accounts, and designate the persons who may sign in any such accounts, for which all of them shall authorized to subscribe negotiable instruments, pursuant to article 9 (nine) of the General Law of Negotiable Instruments.
III. Messrs. Luis Octavio Núñez Orellana, Víctor Manuel Frías and Rafael Gómez Vicencio, are hereby granted a limited power of attorney, to be exercised jointly or separately, to request or file on behalf of the Company all kind of permits, authorizations, registrations, notices and licenses in connection with the sales of the products commercialized or manufactured by the Company and the services rendered by the Company, before any governmental entity, either from the Federal, State or Municipal Public Administration, the Legislative and Judicial Powers, Federal Governmental Agencies or Companies with Governmental participation, including but not limited to appear before the Ministry of Economy, the Ministry of the Interior, the Mexican Institute of Copyrights, the Mexican Institute of Intellectual

Property and the National Registry of Foreign Investments. For such purposes the attorneys-in-fact shall have the authority for law-suits and collections and acts of administration under the first two paragraphs of Article 2554 (two thousand five hundred and fifty four) of the Civil Code for the Federal District and the corresponding articles of the Federal Civil Code and the Civil Codes for the States, with all the general and special powers which according to law must be expressly set forth.
IV. Messrs. Kenneth Yeh-Kang Hao and Adam Herbert Clammer are hereby granted a special power of attorney in order to prepare and file all kinds of tax notices and returns, including those pertaining to the Value Added Tax, as well as to give all other notices required upon incorporation of this limited liability company and to register the Company with any governmental agency, whether federal or local, including the Ministry of the Treasury and Public Finance (Secretaría de Hacienda y Crédito Público) and Mexican Social Security Institute (Instituto Mexicano del Seguro Social).
E. Immigration Permits. The members of the Board of Managers and the attorneys-in-Fact of non-Mexican nationality have been advised that they may not exercise their powers under such appointments in the United Mexican States prior to obtaining the necessary immigration permits from the Ministry of the Interior.
I, THE NOTARY, CERTIFY:
I.- That I clearly identified myself as notary to the grantor, who I perceive to be legally capable to execute this instrument, and that I corroborated his identity as set forth in the document that I attach to the appendix of this instrument marked with the letter “B”.
II.- That I warned the grantor that he shall evidence to me, within a term of thirty days following the date of execution of this instrument, to have filed the request for registration of the company in the Federal Tax Payers Registry and that in case of failure to do so, I will notify the corresponding tax authorities.
III.- That the representative of “ARGOS GENERAL IP (SINGAPORE) PTE. LTD.” and Mr. ADAM HERBERT CLAMMER, states that the parties on whose behalf he is acting, have the legal capacity required to perform this legal act, and evidences the authority upon which he acts, which authority has not been revoked nor in any manner modified in any respect and which is in effect pursuant to law, as follows:
a) As for “ARGOS GENERAL IP (SINGAPORE) PTE. LTD.”, with instrument dated September 14, 2005, granted before Christopher Ibrahim Cassim, Notary Public of the Republic of Singapore, which along whit its translation and duly legalized, I attach to the appendix of this instrument marked with the letter “E”, which I hereby formalize; and
b) As for Mr. ADAM HERBERT CLAMMER, with Instrument dated September 12, 2005, granted before Wendy Tienken, Notary Public of the State of California, United States de America, which duly legalized and along with its translation, I attach to the appendix of this instrument market with letter “F”, which I hereby formalize.
IV.- That the grantor specifically declares under oath, that they [sic] will give the warning rule two point three point referred to in thirteen point of the tax bill (Resolución Miscelánea Fiscal) currently in effect, on or before March 31, 2006.
V.- That I warned the grantor that because he did not evidence his registration with the National Registry of Foreign Investments, I will give the corresponding notice [sic].
VI.- That I warned the grantor that, in its case, he [sic] shall comply with the provisions of article thirty two of the Regulations of the Foreign Investment Law and the National Registry of Foreign Investments.
VII.- Whereas, the grantor declares to be: of Mexican nationality; born in Toluca, Estado de Mexico on the second day of July of the year one thousand nine hundred and seventy three; married; attorney-at-law; having his address at Prolongación Paseo de la Reforma 1015, Torre B, Piso 8, Colonia Desarrollo Santa Fe, Delegación Alvaro Obregón, C.P. 01376, México, D.F.
The grantor declares that, Adam Herbert Clammer, is: of American nationality; born in Laguna Beach, California, United States of America on the twentieth day of August of the year one thousand and seventy; single; having his address at one thousand four hundred fifty Green Streetn number eight, California ninety four thousand one hundred and nine, United States of America; Director.
VIII.- That I had at sight the documents mentioned in

this instrument.
IX.- That the grantor states that the declarations that he makes in this instrument are made under oath, and that I informed him of the penalties incurred by those who make false declarations.
X.- That I informed the grantor of his right to personally read this instrument and that its contents be explained by me.
XI.- That once this instrument was read and explained to the grantor and having informed him of the value and legal scope of the contents hereof, the grantor acknowledged his consent and stated that he fully understood such contents and signed it on October third of the current year, at the same moment in which I authorize it. I attest.
Signature of Mr. Rafael Gómez Vicencio.
Ángel Gilberto Adame López.
Signature
The Notary stamp.
[Transcript of Article 2554 of Civil Code for the Federal District of Mexico]

PUBLIC INSTRUMENT CONTAINING
THE INCORPORATION OF “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE.-